Exhibit 1.1

Constellation Brands, Inc.

3.750% Senior Notes Due 2021

4.250% Senior Notes Due 2023

Underwriting Agreement

New York, New York

April 30, 2013

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

J.P. Morgan Securities LLC

Rabo Securities USA, Inc.

Barclays Capital Inc.

Wells Fargo Securities, LLC

Mitsubishi UFJ Securities (USA), Inc.

HSBC Securities (USA) Inc.

c/o Merrill Lynch, Pierce, Fenner & Smith

          Incorporated

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

Constellation Brands, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Notes”), to be issued under an Indenture, dated as of April 17, 2012 ( the “Base Indenture”), among the Company, the Guarantors (as defined below) and Manufacturers and Traders Trust Company, as trustee (the “Trustee”) and Supplemental Indenture No. 3 and Supplemental Indenture No. 4 (the “Supplemental Indentures,” each, a “Supplemental Indenture” and together with the Base Indenture, Supplemental Indenture No. 1, dated as of April 17, 2012, and Supplemental Indenture No. 2, dated as of August 14, 2012, the “Indenture”), each to be dated as of May 14, 2013, among the Company, the Guarantors and the Trustee. Pursuant to the terms of the Indenture, the holders of Notes will be entitled to the benefit of guarantees (the “Guarantees” and together with the Notes, the “Securities”) from each of the subsidiaries of the Company listed on the signature pages hereto (the “Guarantors” and together with the Company, the “Issuers”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or

the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

On or prior to the Closing Date, the Company will enter into an escrow agreement (the “Escrow Agreement”) with the Trustee and an escrow agent (the “Escrow Agent”), pursuant to which the Company will deposit with the Escrow Agent the net proceeds received by the Issuers from the offering of the Securities sold pursuant to this Agreement on the Closing Date together with an additional amount equal to the difference between 100% of the principal amount of the Securities and such net proceeds (collectively, with any other property from time to time held by the Escrow Agent, the “Escrow Property”). The Escrow Property will be held by the Escrow Agent in an escrow account (the “Escrow Account”) in accordance with the terms and provisions set forth in the Escrow Agreement, and released in accordance with the Escrow Agreement.

1. Representations and Warranties. Each Issuer, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Issuers meet the requirements for use of Form S-3 and to incorporate documents by reference under the Act and have prepared and filed with the Commission on January 31, 2012 an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3 (File No. 333-179266), including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) The Company will pay any unpaid fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) and in accordance with Rules 456(b) and 457(r).

(c) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) The Disclosure Package and (ii) each electronic “road show” (as defined in Rule 433) relating to the offering of the Securities that is a “written communication” under Rule 405 (each, an “Electronic Road Show”), when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(e) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.

(f) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), no Issuer was or is an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that any Issuer be considered an Ineligible Issuer.

(g) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(h) The Company and each of its consolidated subsidiaries (the “Subsidiaries”) and, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies have been duly incorporated or otherwise formed or organized and are validly existing as corporations, limited liability companies, partnerships or other forms of entities, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation, formation or organization, with full power and authority (including, as applicable, corporate and other) to own their properties and conduct their respective businesses as described in the Disclosure Package and the Final Prospectus and are duly qualified to transact business as foreign corporations (or other applicable form of entity) in good standing under the laws of each jurisdiction where the ownership or leasing of their respective properties or the conduct of their respective businesses require such qualification, except where the failure to be so qualified or in good standing (either in a foreign jurisdiction or a jurisdiction of a company’s incorporation or organization) would not have a material adverse effect on the business, management, condition (financial or otherwise), results of operations or business prospects of the Company and its Subsidiaries considered as a whole (or, to the knowledge of the Issuers, of the Company and its Subsidiaries, Crown and the Piedras Negras Brewery Companies considered as a whole) (a “Material Adverse Effect”); the Company had at the dates indicated an authorized capitalization as set forth in the Disclosure Package and the Final Prospectus, and the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and the outstanding shares of capital stock or other ownership interests of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable (to the extent applicable) and (except for directors’ qualifying shares) are owned beneficially by the Company free and clear of all liens, encumbrances, equities and claims (collectively, “Liens”) except for the Liens securing the Company’s Amended and Restated Credit Agreement, dated as of August 8, 2012 (including as may be amended or amended and restated on or prior to the Closing Date, the “Credit Agreement”) and any other Liens that are not material and except as described in the Disclosure Package and the Final Prospectus. Neither the Company nor any of the Guarantors (nor, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies) is in violation of its respective charter, bylaws or other formation or organizational documents and neither the Company nor any of the Guarantors (nor, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies) is in default (nor has an event occurred with notice, lapse of time or both that would constitute a default) in the performance of any obligation, agreement or condition contained in any agreement, lease, indenture or instrument of the Company, any Guarantor, or, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies, where such violation or default would have a Material Adverse Effect.

(i) The Issuers have full power and authority to enter into this Agreement and the Indenture and to issue, sell and deliver the Notes, in the case of the Company, and the Guarantees, in the case of the Guarantors, to be sold by them to the Underwriters as provided herein and therein. The execution, delivery and performance of this Agreement, the Indenture, the Escrow Agreement and the Securities by the Company and the Guarantors, as the case may be, the consummation by the Company and the Guarantors of the transactions contemplated hereby and thereby, the granting of the security interests in the Escrow Account and the Escrow Property and the consummation of the other transactions contemplated by the Disclosure Package and the Final Prospectus, do not and will not conflict with or result in a breach or violation by the Company or any Subsidiary, as the case may be, of any of the terms or provisions of, constitute a default by the Company or any Subsidiary, as the case may be, under, or result in the creation or imposition of any Lien (other than Liens created pursuant to the Escrow Agreement) upon any of the assets of the Company or any Subsidiary pursuant to the terms of, (A) the Credit Agreement or any other indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or to which any of them or any of their respective properties is subject, (B) the charter, or bylaws or other formation or organizational documents of the Company or any Subsidiary or (C) any statute, judgment, decree, order, rule or regulation of any foreign or domestic court, governmental agency or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets except, with respect to clauses (A) and (C) of this Section 1(h), for any conflict, breach, violation, default or Liens that would not have a Material Adverse Effect.

(j) The execution and delivery of the Base Indenture has been duly authorized by all necessary corporate or other action of the Issuers, and the Base Indenture has been duly executed and delivered in accordance with its terms by each party thereto and is a legal, valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws relating to creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The execution and delivery of each Supplemental Indenture has been duly authorized by all necessary corporate or other action of the Issuers and, when each

Supplemental Indenture has been duly executed and delivered in accordance with its terms by each party thereto, the Indenture will be a legal, valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws relating to creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The issuance, execution and delivery of the Notes has been duly authorized by all necessary corporate or other action of the Company and, when executed, issued and delivered by the Company and authenticated by the Trustee and paid for in accordance with this Agreement, the Notes will be the legal, valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The issuance, execution and delivery of the Guarantees have been duly authorized by all necessary corporate or other action of each Guarantor and, when executed, issued and delivered by each Guarantor and when the Notes are authenticated by the Trustee and paid for in accordance with this Agreement, the Guarantees will be the legal, valid, binding and enforceable obligations of each Guarantor, entitled to the benefits of the Indenture subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The execution and delivery of this Agreement by the Issuers has been duly authorized by all necessary corporate or other action, and this Agreement has been duly executed and delivered by the Issuers and is the valid and legally binding agreement of each of the Issuers. The Securities and the Indenture conform in all material respects to the descriptions thereof in the Disclosure Package and the Final Prospectus under the heading “Description of the Notes and the Guarantees.”

(k) Except as described or referred to in the Disclosure Package and the Final Prospectus, there is not pending, or to the knowledge of the Issuers threatened, any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party (or, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies), or to which the property of the Company or any of the Subsidiaries (or, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies) is subject, before or brought by any court or governmental agency or body, which, if determined adversely to the Company, any of the Subsidiaries, Crown or the Piedras Negras Brewery Companies would reasonably be expected, individually or in the aggregate to result in a Material Adverse Effect or materially adversely affect the consummation of the offering of the Securities pursuant to this Agreement; and all pending legal or governmental proceedings to which the Company or any of the Subsidiaries (or, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies) is a party or that affect any of their respective properties that are not described in the Disclosure Package and the Final Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected, in the aggregate, to result in a Material Adverse Effect.

(l) KPMG LLP are independent registered public accountants with respect to the Company and its consolidated Subsidiaries within the meaning of the Act and the applicable rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board. The historical financial statements (including the related notes) of the Company incorporated by reference in the Disclosure Package and the Final Prospectus comply as to form in all material respects with the requirements applicable to a registration statement on Form S-3 under the Securities Act; such historical financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied throughout the periods covered thereby and fairly present the financial position of the Company at the respective dates indicated and the results of its operations, statements of changes in stockholders’ equity and cash flows for the respective periods indicated. The financial information contained in or incorporated by reference in the Disclosure Package and the Final Prospectus and relating to the Company and its Subsidiaries is derived from the accounting records of the Company and its Subsidiaries and fairly presents in all material respects the information purported to be shown thereby. The other historical financial and statistical information and data included in the Disclosure Package or the Final Prospectus fairly presents, in all material respects, the information purported to be shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Base Prospectus, Preliminary Prospectus and the Final Prospectus have been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The pro forma financial information and the related notes thereto included in or incorporated by reference in the Disclosure Package and the Final Prospectus have been prepared in accordance with the applicable requirements of the Securities Act with respect to pro forma financial statements, and the assumptions used in the preparation thereof are reasonable and to the extent material are set forth in the Disclosure Package and the Final Prospectus.

(m) PricewaterhouseCoopers LLP are independent certified public accountants with respect to Crown Imports LLC (“Crown”) under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations. The historical financial statements (including the related notes) of Crown incorporated by reference in the Disclosure Package and the Final Prospectus comply as to form in all material respects with the requirements applicable to a registration statement on Form S-3 under the Securities Act; such historical financial statements have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and fairly present the financial position of Crown at the respective dates indicated and the results of its operations, statements of changes in stockholders’ equity and cash flows for the respective periods indicated. The financial information contained in the Disclosure Package and the Final Prospectus and relating to Crown is derived from the accounting records of Crown and fairly presents in all material respects the information purported to be shown thereby. The other historical financial and statistical information and data with respect to Crown that is included in the Disclosure Package or the Final Prospectus fairly presents, in all material respects, the information purported to be shown thereby.

(n) PricewaterhouseCoopers, S.C. are independent certified public accountants with respect to the Piedras Negras Brewery Business under the applicable rules and regulations of the Mexican Institute of Public Accountants. The historical financial statements (including the related notes) of the Piedras Negras Brewery Business incorporated by reference in the Disclosure Package and the Final Prospectus comply as to form in all material respects with the requirements applicable to a registration statement on Form S-3 under the Securities Act; such historical financial statements have been prepared in accordance with IFRS consistently applied throughout the periods covered thereby and, to the knowledge of the Issuers, fairly present the financial position of the Piedras Negras Brewery Business at the respective dates indicated and the results of its operations, statements of changes in stockholders’ equity and cash flows for the respective periods indicated. The financial information contained in the Disclosure Package and the Final Prospectus and relating to the Piedras Negras Brewery Business is derived from the accounting records of the Piedras Negras Brewery Business and, to the knowledge of the Issuers, fairly presents in all material respects the information purported to be shown thereby. To the knowledge of the Issuers, the other historical financial and statistical information and data with respect to the Piedras Negras Brewery Business that is included in the Disclosure Package or the Final Prospectus fairly presents, in all material respects, the information purported to be shown thereby.

(o) Except as described in or contemplated by the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), (i) neither the Company nor any of the Subsidiaries (nor, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies) has sustained any loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which would have a Material Adverse Effect; (ii) there has not been any change in the capital stock of the Company (other than as a result of awards, grants, exercises, vesting, forfeitures and other events involving or relating to Class A Common Stock and Class 1 Common Stock of the Company pursuant to the Company’s Long-Term Stock Incentive Plan, as amended, or the Company’s Incentive Stock Option Plan, as amended; any purchases under the Company’s 1989 Employee Stock Purchase Plan, as amended, or under the Company’s UK Sharesave Scheme, as amended; any repurchases by the Company of its common stock under its stock repurchase programs; or as a result of the conversion of the Company’s Class B Common Stock or Class 1 Common Stock into Class A Common Stock) or any material change in the consolidated long-term debt of the Company and (iii) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, condition (financial or otherwise), prospects or operations of the Company and the Subsidiaries taken as a whole or, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Business.

(p) The Company and each of the Subsidiaries (and to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Business) have good and marketable title to all properties and assets, as described in the Disclosure Package and the Final Prospectus as owned by them free and clear of all Liens, except for Liens securing the Credit Agreement, Liens with respect to the Company’s accounts receivable securitization facility and other immaterial Liens and except for such Liens as are described in the Disclosure Package and the Final Prospectus or do not interfere with the use made and proposed to be made of such properties by the Company, the Subsidiaries, Crown and the Piedras Negras Brewery Business and would not individually or in the aggregate result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and the Subsidiaries taken as a whole, and under which the Company or any of the Subsidiaries (or, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies) holds properties described in the Disclosure Package and the Final Prospectus, are in full force and effect and neither the Company nor any of the Subsidiaries (nor, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies) has any notice of any claims of any sort that have been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries (or, to the knowledge of the Issuers, to the rights of Crown and the Piedras Negras Brewery Companies) under such leases or subleases, or affecting or questioning the rights of the Company or any of the Subsidiaries (or, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies) to the continued possession of the leased or subleased premises under any such lease or sublease, which claims would have a Material Adverse Effect.

(q) Each of the Company and the Subsidiaries and, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies, owns or possesses all governmental and other licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own, lease and operate its properties and to conduct its business as presently conducted by it and described in the Disclosure Package and the Final Prospectus, except where the failure to own or possess such licenses, permits, certificates, consents, orders, approvals and other authorizations would not, individually or in the aggregate, have a Material Adverse Effect (collectively, the “Material Licenses”); all of the Material Licenses are valid and in full force and effect, except where the invalidity of such Material License or the failure of such Material License to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or any of its Subsidiaries (or, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies) has received any notice of proceedings relating to revocation or modification of any such Material Licenses which would, individually or in the aggregate, have a Material Adverse Effect. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental agency or body is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, other than such as have been already obtained or may be required under (i) the Securities Act or regulations thereunder, (ii) the securities or Blue Sky laws of any state or non-U.S. jurisdiction, or (iii) the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(r) Each of the Company and its Subsidiaries and, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies, owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, trademarks, service marks, trade names and know-how (including trade secrets and other patentable and/or unpatentable proprietary or confidential information or procedures) (collectively, “intellectual property”) necessary to carry on its business as presently operated by it, except where the failure to own or possess or have the ability to acquire any such intellectual property would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or any of its Subsidiaries (or, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies) has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any intellectual property or of any facts which would render any intellectual property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries (or, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies) therein and which infringement or conflict would have a Material Adverse Effect.

(s) None of the Company or any of its Subsidiaries has taken, or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

(t) No holder (other than the Company or any of its Subsidiaries) of any securities of the Company or any of its Subsidiaries is entitled to have such securities included in the Registration Statement in connection with the offering of the Securities.

(u) None of the Company or any of its Subsidiaries is or after giving effect to the use of proceeds will be an investment company required to be registered under the Investment Company Act of 1940, as amended.

(v) The Company, its Subsidiaries and, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies, carry or are entitled to the benefits of insurance, with financially sound insurers, in such amounts and covering such risks as is generally maintained by companies engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it, any of its Subsidiaries, Crown or the Piedras Negras Brewery Companies will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(w) Except as described in the Disclosure Package and the Final Prospectus, the Company, its Subsidiaries and, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies comply in all material respects with all Environmental Laws (as defined below), except to the extent that failure to comply with such Environmental Laws would not individually or in the aggregate have a Material Adverse Effect. None of the Company or any of its Subsidiaries (or, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies) is the subject of any pending or, to the knowledge of any of the Issuers, threatened foreign, federal, state or local investigation evaluating whether any remedial action by the Company or any of its Subsidiaries is needed to respond to a release of any Hazardous Materials (as defined below) into the environment, resulting from the Company’s or any of its Subsidiaries’ (or, to the knowledge of the Issuers, Crown’s and the Piedras Negras Brewery Companies’) business operations or ownership or possession of any of their properties or assets or is in contravention of any Environmental Law that would, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of its Subsidiaries (or, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies) has received any notice or claim, nor are there pending or, to the knowledge of any of the Issuers, threatened lawsuits against them, with respect to violations of an Environmental Law or in connection with any release of any Hazardous Material into the environment that would have a Material Adverse Effect. As used herein, “Environmental Laws” means any foreign, federal, state or local law or regulation applicable to the Company’s or any of its Subsidiaries’ (or, to the knowledge of the Issuers, Crown’s and the Piedras Negras Brewery Companies’) business operations or ownership or possession of any of their properties or assets relating to environmental matters, and “Hazardous Materials” means those substances that are regulated by or form the basis of liability under any Environmental Laws.

(x) No relationship, direct or indirect, exists between or among the Company and its Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Disclosure Package or the Final Prospectus that is not so described.

(y) No labor problem exists with the employees of the Company or any of its Subsidiaries (or, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies) or, to the knowledge of the Issuers, is imminent that, in either case, would have a Material Adverse Effect.

(z) Except as disclosed in the Disclosure Package and the Final Prospectus, all United States federal income tax returns of the Company, its Subsidiaries and, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies required by law to be filed have been filed (taking into account extensions granted by the applicable federal governmental agency), except insofar as the failure to file such returns would not individually or in the aggregate result in a Material Adverse Effect, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and except for such taxes the payment of which would not individually or in the aggregate result in a Material Adverse Effect. All foreign tax returns and other corporate franchise and income tax returns of the Company and its Subsidiaries (and, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies) required to be filed pursuant to applicable foreign, federal, state or local laws have been filed (taking into account extensions granted by the applicable governmental agency), except insofar as the failure to file such returns would not individually or in the aggregate result in a Material Adverse Effect, and all taxes shown on such returns or otherwise assessed which are due and payable have been paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and except for such taxes the payment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(aa) The Company and each of its Subsidiaries (and, to the knowledge of the Issuers and Crown) maintain (and in the future will maintain) a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Base Prospectus, Preliminary Prospectus and the Final Prospectus have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(bb) To the knowledge of the Issuers, the Piedras Negras Brewery maintain (and in the future will maintain) a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no “material weakness” (as such term is defined in Rule 1-02(a)(4) of Regulation S-X under the Securities Act) in the Company’s internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(dd) The Company and its directors and officers, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ee) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations, with the participation of their respective principal executive and principal financial officers, or persons performing similar functions of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff) Each of the Company and its Subsidiaries and, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies is in compliance with, and none of such entities has received any notice of any outstanding violation of, all laws, regulations, ordinances and rules applicable to it and its operations, except, in either case, where any failure by the Company or any of its Subsidiaries (or, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies) to comply with any such law, regulation, ordinance or rule would not, individually or in the aggregate, result in a Material Adverse Effect.

(gg) The application of the proceeds thereof by the Company as set forth in the Disclosure Package and the Final Prospectus will not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

(hh) The Company and the Guarantors, taken as a whole, are, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to the Company and the Guarantors on a particular date, that on such date (A) the fair market value of the assets of the Company and the Guarantors is greater than the amount that will be required to pay the probable liabilities of such entities on their debts as they become absolute and matured, (B) assuming the sale of the Securities as contemplated by this Agreement and as described in the Disclosure Package and the Final Prospectus, the Company and the Guarantors are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature, (C) the Company and the Guarantors are able to realize upon their assets and pay their debts and other liabilities, including contingent obligations, as they mature and (D) the Company and the Guarantors do not have unreasonably small capital.

(ii) Other than this Agreement, neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Issuers or any Subsidiary or any Underwriter for a brokerage commission, finders’ fee or like payment in connection with the offering and sale of the Securities.

(jj) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(kk) None of the Company, any of its Subsidiaries (or to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies) or, to the knowledge of any of the Issuers, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries or Crown or the Piedras Negras Brewery Companies is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company and the Guarantors, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll) The operations of the Company and its Subsidiaries and, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Companies are and have been conducted at all relevant times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and to the knowledge of the Issuers, the money laundering statutes of all jurisdictions in which the Company, any of its Subsidiaries, Crown or the Piedras Negras Brewery Companies is organized or doing business, and to the knowledge of the Issuers, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or body (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental agency or body involving the Company, any of its Subsidiaries (or, to the knowledge of the Issuers, Crown and the Piedras Negras Brewery Business) with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Guarantors, threatened.

(mm) None of the Company, any of its Subsidiaries (or, to the knowledge of the Issuers, Crown or the Piedras Negras Brewery Companies) or, to the knowledge of the Company or the Guarantors, any director, officer, agent, employee, affiliate or representative of the Company or any of its Subsidiaries (or, to the knowledge of the Issuers, Crown or the Piedras Negras Brewery Companies) is an individual or entity that is currently subject to any sanctions by U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, or Her Majesty’s Treasury (“HMT” and collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiaries, joint venture partners or other person, to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(nn) The Escrow Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(oo) Upon execution and delivery of the Escrow Agreement and the deposit of the Escrow Property into the Escrow Account, the Escrow Agent will hold, for the benefit of the Trustee and the holders of the Securities, a perfected security interest in the Escrow Property.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company and each Guarantor, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Notes set forth opposite such Underwriter’s name in Schedule II hereto; provided that the Underwriters agree to provide an aggregate credit (pro rata from each Underwriter in accordance with the respective amount of Securities purchased by such Underwriter) of $8,125,000 (representing the underwriter’s discount paid by the Company in connection with its previous offering of $650,000,000 aggregate principal amount of 4.625% Senior Unsecured Notes due 2023), which credit shall be provided in the form of an increase of 52.4193548 basis points in the purchase prices of the Securities set forth in Schedule I.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Notes shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Notes shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Disclosure Package and the Final Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form consistent with Section 1(a) hereof with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by the Representatives and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading or if it shall be necessary to amend the Disclosure Package to comply with the Act or the Exchange Act or the respective rules thereunder, the Company will, subject to the first sentence of paragraph (a) of this Section 5, (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) Upon request, the Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than in the case of any Underwriter a free writing prospectus that (a) is not an “Issuer Free Writing Prospectus” as defined in Rule 433, and (b) contains only (i)

information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Company contemplated in Section 5(b); provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any Electronic Road Show consented to by the Representatives. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus consented to by the Representatives as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Company will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC (which consent shall not be unreasonably withheld), offer, sell, contract to sell, pledge, or otherwise dispose of any debt securities substantially similar to the Notes that are issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until the date which is 60 calendar days after the date of this Agreement.

(j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) The Company and the Guarantors agree to, jointly and severally, pay the costs and expenses incident to the performance of the obligations of the Issuers hereunder, including without limiting the generality of the foregoing, all cost and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states as the Representatives may reasonably designate (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantors of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A or Rule 401(g)(2) under the Securities Act shall have been instituted or threatened. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act.

(b) McDermott Will & Emery LLP, special counsel for the Company, shall have furnished to the Underwriters its written opinion addressed to the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form of Annex I hereto.

(c) Nixon Peabody LLP, counsel for the Issuers, shall have furnished to the Underwriters its written opinion addressed to the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form of Annex II hereto;

(d) DLA Piper US LLP, local counsel for one of the Guarantors, shall have furnished to the Underwriters its written opinion addressed to the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form of Annex III hereto;

(e) The Representatives shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Issuers shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Company’s Treasurer or an executive officer of the Company with specific knowledge about the Company’s financial and operational matters reasonably satisfactory to the Representatives, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each Electronic Road Show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of each Issuer in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use or pursuant to Section 8A or Rule 401(g)(2) under the Securities Act has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since February 28, 2013 there shall not have occurred any event that would have a Material Adverse Effect or any development involving a prospective Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(g) The Company shall have requested and caused each of KPMG LLP, PricewaterhouseCoopers LLP and PricewaterhouseCoopers, S.C. to have furnished to the Underwriters, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to one or more of the Underwriters), dated respectively as of the Execution Time and as of the Closing Date, in each case in form and substance satisfactory to the Representatives containing statements and information of the type customarily included in accountants “comfort letters” to underwriters with respect to the financial statements of the Company, Crown or the Piedras Negras Brewery Business (as applicable) and certain financial information contained or incorporated by reference in the Disclosure Package and the Final Prospectus.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease in paragraph 5(b) or 6 of the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j) FINRA has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(k) On the Closing Date, (i) the Company, the Trustee and the Escrow Agent shall have executed the Escrow Agreement, and the Representatives shall have received copies thereof and (ii) the Company shall have instructed the Representatives to deposit or cause to be deposited the net proceeds received by the Issuers from the offering of the Securities and sold pursuant to this Agreement on the Closing Date with the Escrow Agent solely in accordance with the Escrow Agreement and the Company shall have deposited or caused to be deposited an additional amount equal to the difference between 100% of the principal amount of the Securities and such net proceeds with the Escrow Agent.

(l) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cahill Gordon & Reindel LLP counsel for the Underwriters, at 80 Pine Street, New York, New York 10005, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or, because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Guarantors will, jointly and severally, reimburse the Underwriters severally through Merrill Lynch, Piece, Fenner & Smith Incorporated on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) Each Issuer, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the registration statement for the registration of the Securities as originally filed or in any amendment thereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, or (ii) the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements, in the light of the circumstances in which they were made, therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which any Issuer may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each Issuer, each of its directors, each of its officers, and each person who controls any Issuer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. Each Issuer acknowledges that the following statements set forth in the Preliminary Prospectus and the Final Prospectus: (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraphs related to stabilization and syndicate covering transactions; constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to or any admission of culpability or a failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuers, on the one hand, and the Underwriters, on the other, severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which any Issuer and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers, on the one hand, and the Underwriters, on the other, severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers, on the one hand, and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by any Issuer on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls any Issuer within the meaning of either the Act or the Exchange Act, each officer of any Issuer and each director of any Issuer shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters obligations to contribute pursuant to this Section 8(d) are several in proportion to their respective purchase obligations hereunder and not joint.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Class A Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(k), 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, New York, New York 10020 (Facsimile: (212) 901-7897), Attention: Legal Department and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-270-1063), Attention: David A. Dwyer, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 (Facsimile: (212) 378-2383), Attention: Daniel J. Zubkoff, Esq. Notices to the Company shall be given c/o the Company at 207 High Point Drive, Building 100, Victor, New York 14564 (Facsimile: (585) 678-7119), Attention: General Counsel, with a copy to McDermott, Will & Emery LLP, 227 West Monroe Street, Chicago, Illinois 60606-5096 (Facsimile: (312) 984-7700), Attention: Bernard S. Kramer, Esq.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliates, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company and the Guarantors hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and the Guarantors and (c) the Company’s and the Guarantors’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Guarantors agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Guarantors on related or other matters). Each of the Company and the Guarantors agrees that it will not claim that the Underwriters owe an agency, fiduciary or similar duty to the Company or the Guarantors, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts delivered by any standard form of telecommunication or other electronic transmission, each of which shall be deemed valid and original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 4:45 p.m. (New York time), April 30, 2013.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Piedras Negras Brewery Business” shall mean the existing operations the Company has agreed to acquire through the acquisition of all the outstanding shares of each of the Piedras Negras Brewery Companies pursuant to a Stock Purchase Agreement dated February 13, 2013 between the Company and Anheuser-Busch InBev SA/NV, as amended by the First Amendment to Stock Purchase Agreement dated as of April 19, 2013.

“Piedras Negras Brewery Companies” shall mean Compañia Cervecera de Coahuila, S.A. de C.V. and Servicios Modelo de Coahuila S.A. de C.V.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above (which was filed within 3 years of the Closing Date), including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuers and the several Underwriters.

Very truly yours,

CONSTELLATION BRANDS, INC.

By:	/s/ David E. Klein
	Name:	David E. Klein
	Title:	Senior Vice President and Treasurer

GUARANTORS

ALCOFI INC.
CONSTELLATION BRANDS SMO, LLC
CONSTELLATION BRANDS U.S. OPERATIONS, INC.
CONSTELLATION LEASING, LLC
CONSTELLATION TRADING COMPANY, INC.
FRANCISCAN VINEYARDS, INC.
ROBERT MONDAVI INVESTMENTS
THE HOGUE CELLARS, LTD.

By:	/s/ David E. Klein
	Name:	David E. Klein
	Title:	Vice President and Assistant Treasurer

CONSTELLATION BEERS LTD. CONSTELLATION SERVICES LLC

By:	/s/ David E. Klein
	Name:	David E. Klein
	Title:	Vice President and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED, as Representative

By:	/s/ Matt Holbrook
Name: Matt Holbrook
Title: Director

J.P. MORGAN SECURITIES LLC, as Representative

By:	/s/ David A. Dwyer
Name: David A. Dwyer
Title: Managing Director

RABO SECURITIES USA, INC.

By:	/s/ Jeffrey Bazoian
Name: Jeffrey Bazoian
Title: Managing Director

RABO SECURITIES USA, INC.

By:	/s/ Anne Greven
Name: Anne Greven
Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Regina Tarone
Name: Regina Tarone
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Robert C. Rechkemmer
Name: Robert C. Rechkemmer
Title: Director

MITSUBISHI UFJ SECURITIES (USA), INC.

By:	/s/ Brian Cogliandro
Name: Brian Cogliandro
Title: Managing Director

HSBC SECURITIES (USA) INC.

By:	/s/ Joseph Sheehan
Name: Joseph Sheehan
Title: Managing Director

SCHEDULE I

Underwriting Agreement dated April 30, 2013

Registration Statement No. 333-179266

Representatives: Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC

Title, Purchase Price and Description of Securities:

Title:	3.750% Senior Notes due 2021 (the “2021 Notes”)
4.250% Senior Notes due 2023 (the “2023 Notes”)

Principal amount: $1,550,000,000 ($500,000,000 of 2021 Notes and $1,050,000,000 of 2023 Notes)

Purchase price (includes accrued interest or amortization, if any): 98.75% of principal amount of 2021 Notes and 98.75% of principal amount of 2023 Notes

Closing Date, Time and Location: May 14, 2013 at 10:00 a.m. at Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005

Type of Offering: Non-delayed

Schedule I-1

SCHEDULE II

Underwriters	Principal Amount of 2021 Notes to be Purchased	Principal Amount of 2023 Notes to be Purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$156,250,000	$328,125,000
J.P. Morgan Securities LLC	$156,250,000	$328,125,000
Rabo Securities USA, Inc.	$75,000,000	$157,500,000
Barclays Capital Inc.	$50,000,000	$105,000,000
Wells Fargo Securities, LLC	$37,500,000	$78,750,000
Mitsubishi UFJ Securities (USA), Inc.	$12,500,000	$26,250,000
HSBC Securities (USA) Inc.	$12,500,000	$26,250,000

Total	$500,000,000	$1,050,000,000

Schedule II-1

SCHEDULE III

Schedule of Free Writing Prospectuses not included in Schedule IV to this Agreement but included in the Disclosure Package

None.

Schedule III-1

SCHEDULE IV

Issuer Free Writing Prospectus filed pursuant to Rule 433

supplementing the Preliminary Prospectus

Supplement dated April 30, 2013

Registration No. 333-179266

April 30, 2013

$500,000,000 3.750% Senior Unsecured Notes due 2021

Summary of Final Terms and Details of the Issue

Issuer:	Constellation Brands, Inc.

Principal Amount:	$500,000,000 aggregate principal amount.

Title of Securities:	3.750% Senior Notes due 2021.

Final Maturity Date:	May 1, 2021

Public Offering Price:	100% of principal amount plus accrued interest, if any, from and including May 14, 2013.

Interest:	3.750% per annum.

Interest Payment Dates:	May 1 and November 1.

Record Dates:	April 15 and October 15.

First Interest Payment Date:	November 1, 2013.

Optional Redemption:	The Company may redeem some or all of the notes at any time at a redemption price equal to the greater of

• 100% of the principal amount of the notes being redeemed; and

•      the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed (excluding interest accrued to the redemption date) from the redemption date to the maturity date discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 50 basis points.

Schedule IV-1

The Company will also pay accrued and unpaid interest on the notes to the redemption date.

Mandatory Offer to Redeem Upon Change of Control:

If the Company experiences certain kinds of changes of control, the Company must offer to repurchase the notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

Escrow Provisions/Special Mandatory Redemption:	As set forth in the Preliminary Prospectus Supplement.

Trade Date:	April 30, 2013.

Settlement Date:	May 14, 2013, which will be the tenth business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+10”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next six succeeding business days will be required, by virtue of the fact that the notes initially will settle T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

Distribution:	SEC Registered.

CUSIP/ISIN Numbers:	CUSIP: 21036P AK4

ISIN: US21036PAK49

Joint Bookunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC Rabo Securities USA, Inc. Barclays Capital Inc. Wells Fargo Securities, LLC

Co-Managers:	HSBC Securities (USA) Inc. Mitsubishi UFJ Securities (USA) Inc.

Schedule IV-2

$1,050,000,000 4.250% Senior Unsecured Notes due 2023

Summary of Final Terms and Details of the Issue

Issuer:	Constellation Brands, Inc.

Principal Amount:	$1,050,000,000 aggregate principal amount.

Title of Securities:	4.250% Senior Notes due 2023.

Final Maturity Date:	May 1, 2023.

Public Offering Price:	100% of principal amount plus accrued interest, if any, from and including May 14, 2013.

Interest:	4.250% per annum.

Interest Payment Dates:	May 1 and November 1.

Record Dates:	April 15 and October 15.

First Interest Payment Date:	November 1, 2013.

Optional Redemption:	The Company may redeem some or all of the notes at any time at a redemption price equal to the greater of

• 100% of the principal amount of the notes being redeemed; and

•      the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed (excluding interest accrued to the redemption date) from the redemption date to the maturity date discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 50 basis points.

The Company will also pay accrued and unpaid interest on the notes to the redemption date.

Schedule IV-3

Mandatory Offer to Redeem Upon Change of Control:

If the Company experiences certain kinds of changes of control, the Company must offer to repurchase the notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

Escrow Provisions/Special Mandatory Redemption:	As set forth in the Preliminary Prospectus Supplement.

Trade Date:	April 30, 2013.

Settlement Date:	May 14, 2013, which will be the tenth business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+10”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next six succeeding business days will be required, by virtue of the fact that the notes initially will settle T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

Distribution:	SEC Registered.

CUSIP/ISIN Numbers:	CUSIP: 21036P AL2

ISIN: US21036PAL22

Joint Bookunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC Rabo Securities USA, Inc. Barclays Capital Inc. Wells Fargo Securities, LLC

Co-Managers:	HSBC Securities (USA) Inc. Mitsubishi UFJ Securities (USA) Inc.

The issuer and the subsidiary guarantors have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer will arrange to send you the prospectus, at no cost, if you request it by calling David Sorce, the issuer’s Senior Vice President, Secretary and Corporate Counsel, at 1 (585) 678-7457.

Schedule IV-4

ANNEX I

Form of Opinion of McDermott Will & Emery LLP

(i) The Company has been duly incorporated, is validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to execute, deliver and perform all of its obligations under the Notes, the Indenture, the Underwriting Agreement and the Escrow Agreement (the “Transaction Documents”).

(ii) No consent, approval, authorization, order, registration or qualification of or with any governmental authority or agency or, to our knowledge, any court or similar body is required under the federal laws of the United States, the laws of the State of New York, the General Corporation Law of the State of Delaware and the General Corporation Law of the State of California for the execution, delivery or performance of the Transaction Documents by the Company or any Guarantor, as the case may be, except such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters (as to which no opinion is required).

(iii) The execution, delivery and performance of the Transaction Documents by the Company and the application of the net proceeds from the sale of the Securities in the manner described in the Prospectus Supplement under the caption “Use of Proceeds” do not (A) violate the charter and by-laws of the Company, (B) violate, constitute a breach of or a default by the Company or any Guarantor, as the case may be, under, or result in the creation or imposition of any lien, security interest or encumbrance upon any of the assets of the Company or any Guarantor, as the case may be, pursuant to the terms of any agreement or instrument listed on Exhibit I hereto, (C) contravene the General Corporation Law of the State of Delaware or any statute, rule or regulation under the laws of the United States and the State of New York applicable to the Company or any of its properties, which in such counsel’s experience is normally applicable to transactions of the type contemplated by the Underwriting Agreement, or (D) to the knowledge of such counsel, violate any judgment, decree or order of any court or governmental agency or court or body applicable to the Company or any of its properties.

(iv) The Transaction Documents have been duly authorized by the Company. The Transaction Documents and the Guarantees have been duly executed and delivered by the Company and each of the Guarantors, as applicable. The sale and the issuance of the Notes, and the execution and delivery thereof, have been duly authorized by requisite corporate action of the Company. The Securities have been duly delivered to the Underwriters by the Company and the Guarantors.

(v) The Indenture is a valid and binding agreement, enforceable against the Company and each Guarantor in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). When the Notes and the Guarantees have been authenticated in accordance with the terms of the Indenture, the Notes and the Guarantees will be valid and binding obligations of the Company

Annex I-1

and the Guarantors, respectively, entitled to the benefits of the Indenture and enforceable against the Company and the Guarantors in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

(vi) The Securities and the Indenture conform in all material respects to the descriptions thereof in the Disclosure Package and the Final Prospectus under the heading “Description of the Notes and the Guarantees.” The statements made in the Disclosure Package and the Final Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as they describe certain matters of law, are accurate in all material respects.

(vii) Upon or after the Registration Statement became effective under the Securities Act on January 31, 2012 (which was within 3 years of the Closing Date), the Indenture was qualified under the Trust Indenture Act and the Prospectus was filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations on the dates specified in such opinion on the dates and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

(viii) As of their respective dates and as of the Closing Date, the Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to the Closing Date comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations (except that such counsel will not express any opinion as to the financial statements, the notes thereto, the schedules and other financial data included therein or incorporated by reference therein or excluded therefrom, or exhibits thereto or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus except to the extent set forth in paragraph (vi) of this opinion).

(ix) The Indenture conforms as to form in all material respects with the requirements of the Trust Indenture Act and the Trust Indenture Act Rules and Regulations.

(x) Neither the Company nor any Subsidiary is or after giving effect to the use of proceeds will be required to register under the Investment Company Act of 1940, as amended (the “1940 Act”), as an “investment company” as such term is defined in the 1940 Act.

(xi) The application of the proceeds thereof by the Company as set forth in the Prospectus Supplement will violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

Such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company and the Subsidiaries, and representatives of the independent accountants of the Company and the Underwriters at which the contents of the Registration Statement, the Preliminary Prospectus (collectively with the final term sheet described in Section 5(b) of the Underwriting Agreement, the “Pricing Disclosure Package”), the Final Prospectus and the related matters were discussed and that although such

Annex I-2

counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Disclosure Package or the Final Prospectus, and need not make any independent check or verification thereof, except as set forth in paragraph (vi) of this form of opinion, based upon the foregoing, no facts came to such counsel’s attention to lead such counsel to believe that (x) the Pricing Disclosure Package (including the documents incorporated therein by reference (except to the extent statements contained in such incorporated documents had been modified or superseded by later statements contained in the Pricing Disclosure Package)) as of the Execution Time contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (y) the Registration Statement as of the time it was deemed effective with respect to the Securities or the Final Prospectus as of its date or as of the Closing Date (including the documents incorporated therein by reference (except to the extent statements contained in such incorporated documents have been modified or superseded by later statements contained in the Registration Statement or the Final Prospectus)), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Such counsel need not express an opinion or belief as to the financial statements, the notes thereto, schedules and other financial data included therein, or incorporated by reference into, or excluded from the Registration Statement, the Disclosure Package or the Final Prospectus.

In rendering such opinions, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates or statements of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting corporate existence or good standing.

Annex I-3

EXHIBIT I TO ANNEX I

1.	Marvin Sands Split Dollar Insurance Agreement as filed with the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2004.

2.	Form of Stock Option Amendment pursuant to the Company’s Long-Term Stock Incentive Plan as filed by the Company on a Form 8-K on December 12, 2007.

3.	Form of Terms and Conditions Memorandum for Employees with respect to grants of options to purchase Class A Common Stock pursuant to the Company’s Long-Term Stock Incentive Plan as filed by the Company on a Form 8-K on July 31, 2007.

4.	Form of Terms and Conditions Memorandum for Employees with respect to grants of options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan as filed by the Company on a Form 8-K on December 12, 2007.

5.	Form of Terms and Conditions Memorandum for Employees with respect to grants of options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan as filed by the Company on a Form 8-K on December 12, 2007.

6.	Form of Terms and Conditions Memorandum for Employees with respect to grants of options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan as filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2008.

7.	Form of Terms and Conditions Memorandum for Employees with respect to grants of options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan as filed by the Company on a Form 8-K on April 9, 2009.

8.	Form of Terms and Conditions Memorandum for Employees with respect to grants of options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan as filed by the Company on a Form 8-K on April 9, 2010.

9.	Form of Terms and Conditions Memorandum for Employees with respect to grants of options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan as filed by the Company on a Form 8-K on April 5, 2012.

10.	Form of Restricted Stock Award Agreement for Employees with respect to the Company’s Long-Term Stock Incentive Plan as filed by the Company on a Form 8-K on April 7, 2008.

11.	Form of Restricted Stock Award Agreement for Employees with respect to the Company’s Long-Term Stock Incentive Plan as filed by the Company on a Form 8-K on April 9, 2009.

Exhibit I to Annex I-1

12.	Form of Restricted Stock Award Agreement for Employees with respect to the Company’s Long-Term Stock Incentive Plan as filed by the Company on a Form 8-K on April 9, 2010.

13.	Form of Restricted Stock Award Agreement for Employees with respect to the Company’s Long-Term Stock Incentive Plan as filed by the Company on a Form 8-K on April 8, 2011.

14.	Form of Restricted Stock Unit Agreement with respect to the Company’s Long-Term Incentive Plan as filed by the Company on a Form 8-K on April 5, 2012.

15.	Form of Performance Share Unit Award Agreement for Executives with respect to the Company’s Long-Term Stock Incentive Plan as filed by the Company on a Form 8-K on April 9, 2010.

16.	Form of Performance Share Unit Award Agreement for Executives with respect to the Company’s Long-Term Stock Incentive Plan as filed by the Company on a Form 8-K on April 8, 2011.

17.	Final Form of Performance Share Unit Award Agreement for Executives with respect to the Company’s Long-Term Stock Incentive Plan as filed with the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2012.

18.	Form of Terms and Conditions Memorandum for Directors with respect to options to purchase Class A Common Stock pursuant to the Company’s Long-Term Stock Incentive Plan as filed by the Company on a Form 8-K on July 31, 2007.

19.	Form of Terms and Conditions Memorandum for Directors with respect to grants of options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan as filed by the Company on a Form 8-K on December 12, 2007.

20.	Form of Terms and Conditions Memorandum for Directors with respect to grants of options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan as filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2008.

21.	Form of Terms and Conditions Memorandum for Directors with respect to a pro rata grant of options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan as filed by the Company on a Form 8-K on April 22, 2010.

22.	Form of Terms and Conditions Memorandum for Directors with respect to grants of options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan as filed by the Company on a Form 8-K with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2010.

23.	Form of Restricted Stock Agreement for Directors with respect to the Company’s Long-Term Stock Incentive Plan as filed with the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2006.

Exhibit I to Annex I-2

24.	Form of Restricted Stock Agreement for Directors with respect to a pro rata award of restricted stock pursuant to the Company’s Long-Term Stock Incentive Plan as filed by the Company on a Form 8-K on April 22, 2010.

25.	Form of Restricted Stock Award Agreement for Directors with respect to the Company’s Long-Term Stock Incentive Plan as filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2010.

26.	Incentive Stock Option Plan of the Company as filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1997.

27.	Amendment Number One to the Company’s Incentive Stock Option Plan as filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1997.

28.	Amendment Number Two to the Company’s Incentive Stock Option Plan as filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2000.

29.	Amendment Number Three to the Company’s Incentive Stock Option Plan as filed with the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2001.

30.	Form of Terms and Conditions Memorandum with respect to the Company’s Incentive Stock Option Plan as filed with the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2007.

31.	Supplemental Executive Retirement Plan of the Company as filed with the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 1999.

32.	First Amendment to the Company’s Supplemental Executive Retirement Plan as filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 1999.

33.	Second Amendment to the Company’s Supplemental Executive Retirement Plan as filed with the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2001.

34.	Third Amendment to the Company’s Supplemental Executive Retirement Plan as filed by the Company on a Form 8-K on April 13, 2005.

35.	2005 Supplemental Executive Retirement Plan of the Company as filed by the Company on a Form 8-K on April 13, 2005.

36.	First Amendment to the Company’s 2005 Supplemental Executive Retirement Plan as filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2007.

37.	The Constellation Brands UK Sharesave Scheme, as amended as filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2006.

Exhibit I to Annex I-3

38.	Letter Agreement dated April 26, 2007 (together with addendum dated May 8, 2007) between the Company and Robert Ryder addressing compensation as filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2007.

39.	Form of Executive Employment Agreement between Constellation Brands, Inc. and its Chairman of the Board and its President and Chief Executive Officer as filed by the Company on a Form 8-K on May 21, 2008.

40.	Form of Executive Employment Agreement between Constellation Brands, Inc. and its Other Executive Officers as filed by the Company on a Form 8-K on May 21, 2008.

41.	Executive Employment Agreement dated November 19, 2010 between the Company and John Ashforth Wright as filed with the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2012.

42.	Amended and Restated Limited Liability Company Agreement of Crown Imports LLC, dated as of January 2, 2007 as filed by the Company on a Form 8-K on January 3, 2007.

43.	First Amendment to Amended and Restated Limited Liability Company Agreement of Crown Imports LLC, effective as of January 18, 2012, to the Amended and Restated Limited Liability Company Agreement of Crown Imports LLC dated as of January 2, 2007 as filed with the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2012.

44.	Importer Agreement, dated as of January 2, 2007, by and between Extrade II, S.A. de C.V. and Crown Imports LLC as filed by the Company on a Form 8-K on January 3, 2007.

45.	New Product Amendment to Exhibit B to the January 2, 2007 Crown Imports LLC Importer Agreement, effective on and after January 1, 2012, by and between Extrade II, S.A. de C.V. and Crown Imports LLC as filed with the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2012.

46.	First Amendment to Importer Agreement, effective as of January 18, 2012, to the Importer Agreement, dated as of January 2, 2007, by and between Extrade II, S.A. de C.V. and Crown Imports LLC as filed with the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2012.

47.	Sub-license Agreement, dated as of January 2, 2007, by and between Marcas Modelo, S.A. de C.V. and Crown Imports LLC as filed by the Company on a Form 8-K on January 3, 2007.

48.	Agreement Regarding Products dated October 28, 2010, between Extrade II, S.A. de C.V., Crown Imports LLC and Marcas Modelo, S.A. de C.V. as filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2010.

49.	Membership Interest Purchase Agreement, dated as of June 28, 2012 among Constellation Beers Ltd., Constellation Brands Beach Holdings, Inc., Constellation Brands, Inc. and Anheuser-Busch Inbev SA/NV as filed by the Company on a Form 8-K on July 2, 2012.

Exhibit I to Annex I-4

50.	Constellation Brands, Inc. Annual Management Incentive Plan, amended and restated as of July 27, 2012 as filed by the Company on a Form 8-K on July 31, 2012.

51.	Constellation Brands, Inc. Long-Term Stock Incentive Plan, amended and restated as of July 27, 2012 as filed by the Company on a Form 8-K on July 31, 2012.

52.	Form of Terms and Conditions Memorandum for Directors with respect to grants of options to purchase Class 1 Stock pursuant to the Company’s Long-Term Stock Incentive Plan as filed by the Company on a Form 8-K on July 31, 2012.

53.	Form of Restricted Stock Agreement for Directors with respect to grants of restricted stock pursuant to the Company’s Long-Term Stock Incentive Plan as filed by the Company on a Form 8-K on July 31, 2012.

54.	New Product Amendment to Exhibit B to the January 2, 2007 Crown Imports LLC Importer Agreement, effective on and after November 1, 2012, by and between Extrade II, S.A. de C.V. and Crown Imports LLC as filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2012.

55.	New Product Amendment to Exhibit B to the January 2, 2007 Crown Imports LLC Importer Agreement, effective on and after February 1, 2013, by and between Extrade II, S.A. de C.V. and Crown Imports LLC as filed with the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2013.

56.	Amended and Restated Membership Interest Purchase Agreement, dated as of February 13, 2013, among Constellation Beers Ltd., Constellation Brands Beach Holdings, Inc., Constellation Brands, Inc. and Anheuser- Busch InBev SA/NV as filed by the Company on a Form 8-K/A on February 25, 2013.

57.	First Amendment dated as of April 19, 2013, to the Amended and Restated Membership Interest Purchase Agreement, dated as of February 13, 2013, among Constellation Beers Ltd., Constellation Brands Beach Holdings, Inc., Constellation Brands, Inc. and Anheuser-Busch InBev SA/NV as filed by the Company on a Form 8-K on April 19, 2013.

58.	Stock Purchase Agreement dated as of February 13, 2013, between Anheuser-Busch InBev SA/NV and Constellation Brands, Inc. as filed by the Company on a Form 8-K/A on February 25, 2013.

59.	First Amendment dated as of April 19, 2013, to the Stock Purchase Agreement dated as of February 13, 2013, between Anheuser-Busch InBev SA/NV and Constellation Brands, Inc. as filed by the Company on a Form 8-K on April 19, 2013.

Exhibit I to Annex I-5

ANNEX II

Form of Opinion of Nixon Peabody LLP

(i) Each of the Subsidiaries of the Company listed on Exhibit I attached hereto (the “Guarantors”) is a corporation or a limited liability company duly incorporated or formed, as applicable, in each case, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable. The Company and each of the Guarantors is duly qualified and in good standing as a foreign corporation or limited liability company, as applicable, in each jurisdiction listed for it on Exhibit II attached hereto. The Company and each Guarantor has all requisite corporate power or limited liability company power, as applicable, to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Disclosure Package and the Final Prospectus. All of the issued and outstanding capital stock or membership interests, as applicable, of each Guarantor have been duly authorized and validly issued and, to the knowledge of such counsel, are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights of stockholders arising under the corporate law or the limited liability company law, as applicable, of the state of incorporation or formation, as applicable, of such Guarantor, the charter or bylaws or limited liability company agreement, as applicable, of such Guarantor, or, to the knowledge of such counsel, any agreement to which such Guarantor is party, and, to the knowledge of such counsel, is owned directly or indirectly by the Company, free and clear of any lien, adverse claim, security interest, restriction on transfer, shareholders’ agreement, voting trust or other encumbrance except for the liens under or in connection with the Credit Agreement listed on Exhibit III hereto (the “Credit Agreement”).

(ii) The Guarantors have the corporate power or limited liability company power, as applicable, and authority to execute, deliver and perform all of their respective obligations under the Underwriting Agreement, the Indenture, and the Guarantees. The execution, delivery and performance of the Underwriting Agreement, the Indenture, the Notes and the Guarantees by the Company or any Guarantor, does not (i) violate the charter or bylaws or limited liability company agreement, as applicable, of any Guarantor, (ii) violate the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the General Corporation Law of the State of California or any statute, rule or regulation under the laws of the State of New York applicable to the Guarantors or any of their respective properties, which in the experience of such counsel is normally applicable to transactions of the type contemplated by the Underwriting Agreement, (iii) violate, constitute a default by the Company or any Guarantor, as the case may be, under, or result in the creation or imposition of any lien, security interest or encumbrance upon any of the assets of the Company or any Guarantor, as the case may be, pursuant to the terms of, the Credit Agreement, the indentures or the Interim Loan Agreement listed on Exhibit III hereto or (iv) to the knowledge of such counsel, violate any judgment, decree or order of any court or governmental agency or court or body applicable to any of the Guarantors or any of their respective properties.

(iii) The Underwriting Agreement, the Indenture and the Guarantees have been duly authorized, executed and delivered by each Guarantor. The sale and issuance of the Guarantees and the execution and delivery thereof have been duly authorized by requisite corporate or limited liability company, as applicable, action of the Guarantors.

Annex II-1

(iv) To the knowledge of such counsel, there is not pending or threatened any action, suit or proceeding, to which the Company or any of the Guarantors is a party, or to which the property of the Company or any of the Guarantors is subject which is required to be disclosed in the documents incorporated by reference in the Final Prospectus which is not so disclosed in such documents.

(v) Each of the documents filed by the Company under the Exchange Act and incorporated by reference into the Preliminary Prospectus and Final Prospectus (collectively, the “Documents”), at the time it was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act, and the rules and regulations as promulgated by the Commission under the Exchange Act, except that such counsel need not express any opinion as to the financial statements, pro forma financial statements, schedules, and other financial data included therein or incorporated by reference therein, or excluded therefrom or the exhibits thereto (except to the extent set forth in the next sentence of this paragraph) and such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Documents. To such counsel’s knowledge without having made any independent investigation and based upon representations of officers of the Company as to factual matters, there were no contracts or documents required to be filed as exhibits to such Documents on the date they were filed which were not so filed.

(vi) The Escrow Agreement is a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

(vii) The Escrow Agreement is effective to create in favor of the Trustee, for the benefit of the Holders, a valid security interest, to the extent that Article 9 of the NY UCC is applicable thereto, in all right, title and interest of the Company in the Escrow Account, as collateral security for all obligations of the Company purported to be secured thereby.

Annex II-2

EXHIBIT I TO ANNEX II

Guarantors

Guarantor	State of Formation

ALCOFI INC.	New York

Constellation Brands SMO, LLC	Delaware

Constellation Brands U.S. Operations Inc.	New York

Constellation Leasing, LLC	New York

Constellation Services LLC	Delaware

Constellation Trading Company, Inc.	New York

Franciscan Vineyards, Inc.	Delaware

Robert Mondavi Investments	California

The Hogue Cellars, Ltd.	Washington

Exhibit I to Annex II-1

EXHIBIT II TO ANNEX II

Company	Foreign Qualifications

Constellation Brands, Inc.	California Florida Georgia Indiana Massachusetts Michigan New Hampshire New Jersey New York North Carolina Oklahoma South Carolina West Virginia Washington
Constellation Brands SMO, LLC	Alabama Florida Indiana New Hampshire New Jersey New York North Carolina Ohio Oklahoma South Carolina West Virginia
Constellation Brands U.S. Operations, Inc.	California Idaho North Dakota Washington
Franciscan Vineyards, Inc.	California Georgia New Hampshire Texas Washington West Virginia
The Hogue Cellars, Ltd.	California

Exhibit II to Annex II-1

EXHIBIT III TO ANNEX II

1.	Indenture dated as of August 15, 2006 among the Company, the guarantors signatory thereto and BNY Midwest Trust Company as trustee, as amended by Supplemental Indenture No. 1 dated as of August 15, 2006 among the Company, the guarantors named therein and BNY Midwest Trust Company as trustee, as further amended by Supplemental Indenture No. 2 dated as of November 30, 2006 among the Company, the new guarantors named therein and BNY Midwest Trust Company as trustee, and as further amended by Supplemental Indenture No. 3 dated as of May 4, 2007 among the Company, the new guarantors named therein and BNY Midwest Trust Company as trustee, as further amended by Supplemental Indenture No. 4 dated as of December 5, 2007 among the Company, the guarantors named therein and The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee, as further amended by Supplemental Indenture No. 5 dated as of January 22, 2008 among the Company, the new guarantors named therein and The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee, and as further amended by Supplemental Indenture No. 6 dated as of February 27, 2009 among the Company, the new guarantor named therein and Bank of New York Mellon Trust Company National Association (successor trustee to BNY Midwest Trust Company), as trustee.

2.	Indenture dated as of May 14, 2007 among the Company, the guarantors signatory thereto and The Bank of New York Trust Company, N.A. as trustee, as amended by Supplemental Indenture No. 1 dated as of January 22, 2008 among the Company, the new guarantors named therein and The Bank of New York Trust Company, N.A. as trustee, and as further amended by Supplemental Indenture No. 2 dated as of February 27, 2009 among the Company, the new guarantor named therein, and The Bank of New York Mellon Trust Company National Association, as Trustee.

3.	Indenture dated as of April 17, 2012 among the Company, the guarantors signatory thereto and Manufacturers and Traders Trust Company, as trustee, as supplemented by Supplemental Indenture No. 1, dated as of April 17, 2012.

4.	Second Amended and Restated Credit Agreement, dated as of , 2013, among the Company, Bank of America, N.A., as administrative agent, and the lenders party thereto (the “Credit Agreement”).

5.	Second Amended and Restated Interim Loan Agreement, dated as of February 13, 2013, among the Company, Bank of America, N.A., as administrative agent, and the lenders party thereto (the “Interim Loan Agreement”).

Exhibit III to Annex II-1

ANNEX III

Form of Opinion of DLA Piper US LLP

Constellation Beers, Ltd. (the “Company”) has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Maryland is duly qualified and in good standing as a foreign corporation in each jurisdiction listed for it on Exhibit I attached hereto.

The Company has the corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement, the Indenture and the Guarantee. The Indenture, the Underwriting Agreement and the Guarantee have been duly authorized for execution and delivery by the Company. The sale and issuance by the Company of its Guarantee and the execution and delivery thereof has been duly authorized by requisite corporation action of the Company. The Company has all requisite corporate power to own, lease and license its properties and conduct its business as now being conducted and as described in the Disclosure Package and the Final Prospectus. All of the issued and outstanding capital stock of the Company have been duly authorized and validly issued and, to the knowledge of such counsel, are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights of stockholders arising under the corporate law of the state of Maryland, the charter or bylaws of the Company, or, to the knowledge of such counsel, any agreement to which the Company is party, and is not subject to any restriction on transfer, shareholders’ agreement, voting trust or other encumbrance arising under any agreement to which the Company is a party and of which such counsel has knowledge, or the Company’s charter or bylaws, except for encumbrances under or in connection with the Credit Agreement

No consent, approval, authorization, order, registration or qualification of or with any governmental authority or agency or, to our knowledge, any court or similar body is required under the laws of the State of Maryland for the execution, delivery or performance of the Underwriting Agreement, Indenture and Guarantee by the Company except such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters (as to which no opinion is required).

The execution, delivery, and performance by the Company of the Underwriting Agreement, the Indenture and the Guarantee does not and will not (A) conflict with the charter or by-laws of the Company, (B) contravene any statute, rule or regulation under the laws of the State of Maryland applicable to the Company and its properties, or (C) to such counsel’s knowledge, conflict with or violate any judgment, decree or order of any Maryland court or governmental agency or body applicable to the Company and its properties (except that such counsel’s need express no opinion with respect to the securities or Blue Sky laws of the State of Maryland).

Annex III-1

EXHIBIT I TO ANNEX III

Company	Foreign Qualifications

Constellation Beers, Ltd.	Illinois

Annex III-1